EXHIBIT 99

                             JOINT FILER INFORMATION

         Name:                      Palisade Private Holdings, LLC

         Address:                   One Bridge Plaza, Suite 695
                                    Fort Lee, New Jersey 07024

         Designated Filer:          Palisade Private Partnership, L.P.

         Issuer & Ticker Symbol:    Neurologix, Inc. NLGX

         Date of Event
         Requiring Statement:       02/10/2004

         Signature:                 By:  /s/ Mark Hoffman
                                         ----------------
                                         Managing Member